UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 27, 2010

PACIFICHEALTH LABORATORIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-23495	22-3367588
(Commission File Number)	(IRS Employer Identification No.)

100 Matawan Road, Suite 420 Matawan, NJ	07747-3913
(Address of Principal Executive Offices)	(Zip Code)

(732) 739-2900
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(b) (e)

On January 27, 2010, Fred Duffner, formerly the Senior Vice President of Sales of PacificHealth Laboratories, Inc. (the “Company”) was promoted to President, reporting directly to the Board, following the mutual separation from employment with the Company of former CEO Jason Ash.

In connection with these changes, the Company and Mr. Ash entered into a Separation and Release Agreement (the “Separation Agreement”).  Pursuant to the Separation Agreement, Mr. Ash’s role as President and Chief Executive Officer of the Company terminated effective as of January 27, 2010 (the “Termination Date”).  Mr. Ash has also resigned from the Board as of the Termination Date, but Mr. Ash will remain as an Executive Advisor for a transitional period.

.  The Separation Agreement provides for the following:

●	the payment to Mr. Ash of $295,000 over a period of one year from the Termination Date;

●	the retention of Mr. Ash to provide consulting services to the Company for 90 days following the Termination Date;

●	the payment of relocation costs for Mr. Ash and his family of $50,000 under certain circumstances;

●	the payment of a lump sum amount of up to $147,500 in the case of certain change of control events;

●	the vesting of all stock options held by Mr. Ash will cease as of January 11, 2010; all stock options, to the extent not exercised, shall terminate within 90 days following the Termination Date;

●	reimbursement for premiums paid for continued life insurance benefits under the Company’s life insurance plan for a period of three months from the Termination Date;

●	certain non-compete, non-solicit and non-disclosure restrictions applicable to Mr. Ash; and

●	a mutual release by Mr. Ash and the Company.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the Separation Agreement, a copy of which is attached as Exhibit 10.1 and incorporated herein by reference.

Mr. Duffner, age 53, joined PacificHealth in August 2008 as Senior Vice President of Sales. Before joining PacificHealth, Mr. Duffner directed his own sales and marketing company, Duffner & Associates, servicing several clients including NutriSystem Inc. Prior to founding Duffner & Associates in 2004, Mr. Duffner was Senior Vice President of Customer Management at Atkins Nutritionals for four years, responsible for the expansion into the food, drug, and mass channels and growing their sales volume 10 times to over $500 million. Prior to Atkins, Mr. Duffner was responsible for total sales of the Revlon Beauty Business where he had spent 13 years.

As President, Mr. Duffner will receive an annual base salary of $230,000 and will also be eligible for performance bonuses in amounts to be determined by the Board.

The press release announcing the appointment of Mr. Duffner as President and the separation of Mr. Ash is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

	(d)	Exhibits.

Exhibit Number		Description
10.1		Separation and Release Agreement, effective January 27, 2010, by and between PacificHealth Laboratories, Inc. and Jason Ash.
99.1		Press Release dated January 29, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFICHEALTH LABORATORIES, INC.

Dated: January 29, 2010	By:	/s/ Stephen P. Kuchen
Stephen P. Kuchen Chief Financial Officer

Exhibit Index

Exhibit Number	Description
10.1	Separation and Release Agreement, effective January 27, 2010, by and between PacificHealth Laboratories, Inc. and Jason Ash.
99.1	Press Release dated January 29, 2010.